================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               Alaska Air Group
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                             1999 NOTICE OF ANNUAL

                             STOCKHOLDERS MEETING

                              AND PROXY STATEMENT




                          [LOGO OF ALASKA AIR GROUP]

                                                          LETTER TO STOCKHOLDERS

--------------------------------------------------------------------------------

[SIDEBAR]

1999 Annual Meeting

Tuesday, May 18, at 2 p.m.
Museum of Flight
9404 East Marginal Way South
Seattle, Washington

--------------------------------------------------------------------------------

                            Alaska Air Group, Inc.
                                P.O. Box 68947
                           Seattle, Washington 98168


                                                            April 1, 1999


Dear Stockholder:

          We cordially invite you to attend our 1999 Annual Meeting of Stockholders. The meeting will be held at 2 p.m. on May 18, 1999, in the William M. Allen Theater at the Museum of Flight, 9404 East Marginal Way South, Seattle, Washington.

          We encourage you to participate at this meeting, but whether or not you plan to attend, please sign and return your proxy card as soon as possible. Your opinion and your vote are important to us regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person if you attend the meeting, but it will ensure that your vote is counted if you are unable to attend.

          Following this year's Annual Meeting, Mr. Robert L. Parker, Jr., will retire from the Board after 25 years of service as a director. We deeply appreciate Bobby's contribution to the Company and its stockholders, and hope you will join us in wishing him well at a brief reception following the meeting.

          We look forward to visiting with you at the meeting and addressing your questions and comments.

                                    Sincerely,



                                    John F. Kelly
                                    Chairman, President and
                                    Chief Executive Officer

TABLE OF CONTENTS

--------------------------------------------------------------------------------

NOTICE OF 1999 ANNUAL MEETING........................         3
ANNUAL MEETING INFORMATION...........................         4
QUESTIONS AND ANSWERS................................         5
PROPOSALS TO BE VOTED ON
     ELECTION OF DIRECTORS...........................         9
     1999 LONG-TERM INCENTIVE EQUITY PLAN (SUMMARY)..        12
     INCREASE AUTHORIZED COMMON STOCK................        15
STRUCTURE OF THE BOARD...............................        17
DIRECTOR COMPENSATION................................        18
PRINCIPAL STOCKHOLDERS...............................        19
EXECUTIVE COMPENSATION...............................        20
     COMPENSATION COMMITTEE REPORT...................        20
     PERFORMANCE GRAPH...............................        25
     SUMMARY COMPENSATION TABLE......................        26
     STOCK OPTIONS GRANTED...........................        27
     STOCK OPTIONS EXERCISED.........................        28
     RETIREMENT BENEFITS.............................        29
     CHANGE-IN-CONTROL ARRANGEMENTS..................        31
SECTION 16(a) REPORTING COMPLIANCE...................        32
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.............        32
STOCKHOLDER PROPOSALS................................        32
COSTS OF PROXY SOLICITATION..........................        33
TEXT OF 1999 LONG-TERM INCENTIVE EQUITY PLAN.........  APPENDIX

                                        NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

--------------------------------------------------------------------------------

[SIDEBAR]
YOUR VOTE IS IMPORTANT.

Whether or not you plan to attend the meeting, please submit your proxy so that your stock can be voted.

--------------------------------------------------------------------------------

The 1999 Annual Meeting of Stockholders of Alaska Air Group, Inc. will be held in the William M. Allen Theater at the Museum of Flight, 9404 East Marginal Way South, Seattle, Washington, at 2 p.m. on May 18, 1999, for the following purposes:

     1.   To elect three directors for three-year terms.

     2.   To approve the 1999 Long-Term Incentive Equity Plan.

     3. To amend the Company's Certificate of Incorporation to increase the authorized common stock from 50 million to 100 million shares.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders owning Company shares at the close of business on March 19, 1999 are entitled to vote.

                                    By Order of the Board of
                                    Directors,



                                    Keith Loveless
                                    Corporate Secretary and
                                    Associate General Counsel

ANNUAL MEETING INFORMATION

--------------------------------------------------------------------------------

[SIDEBAR]
Stockholders who owned Alaska Air Group stock on March 19 are eligible to vote.

--------------------------------------------------------------------------------

Our Board of Directors is soliciting proxies for this year's Annual Meeting of Stockholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

The Board set March 19, 1999, as the record date for the meeting. Stockholders who owned Company common stock on that date are entitled to vote at the meeting, with each share entitled to one vote. There were __________ shares of Company common stock outstanding on the record date.

Voting materials, which include this proxy statement, a proxy card and the 1998 Annual Report, will be mailed to stockholders on or about April 1, 1999.

                                                           QUESTIONS AND ANSWERS

--------------------------------------------------------------------------------

[SIDEBAR]
Why am I receiving this proxy statement and proxy card?

What am I voting on?

How do I vote?

--------------------------------------------------------------------------------

WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

You are receiving this proxy statement and proxy card from us because you own shares of common stock in Alaska Air Group, Inc. This proxy statement describes issues on which we would like you to vote. It also gives you information on these issues so that you can make an informed decision.

When you sign the proxy card, you appoint John F. Kelly and Keith Loveless as your representatives at the meeting. Mr. Kelly and Mr. Loveless will vote your shares at the meeting as you have instructed on the proxy card. This way, your shares will be voted even if you cannot attend the meeting.

If an issue that is not on the proxy card comes up for vote at the meeting, Mr. Kelly and Mr. Loveless will vote your shares, under your proxy, in accordance with their best judgment.

WHAT AM I VOTING ON?

You are being asked to vote on the election of three directors, the approval of the new 1999 Long-Term Incentive Equity Plan, and an amendment to the Certificate of Incorporation that would increase the Company's authorized common stock.

HOW DO I VOTE?

You may vote by mail.

Simply sign your proxy card and mail it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

If you return a signed card but do not provide voting instructions, your shares will be voted:

 .  for the three named director nominees,

 .  for the 1999 Long-Term Incentive Equity Plan, and

 . for amending the Certificate of Incorporation to increase the Company's authorized common stock.

You may vote by phone.

Follow the instructions that came with your proxy statement. If you vote by telephone, you do not have to mail in your proxy card. Some stockholders may not be able to vote by telephone.

You may vote on the Internet.

If you hold your shares in an account at a brokerage firm (known as holding in "street name"), you may vote on the Internet. Follow the instructions that came with your proxy statement. If you vote on the Internet, you do not have to mail in your proxy card. Some stockholders may not be able to vote on the Internet.

QUESTIONS AND ANSWERS

--------------------------------------------------------------------------------

[SIDEBAR]
What does it mean if I receive more than one proxy card?

What if I change my mind after I return my proxy?

Will my shares be voted if I do not sign and return my proxy card?

--------------------------------------------------------------------------------

You may vote in person at the meeting.
We will pass out a ballot to anyone who requests one at the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker and bring it to the meeting in order to vote at the meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have multiple accounts through the transfer agent or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted.

WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY?

You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

 .  signing another proxy with a later date,

 . voting by telephone or on the Internet (your latest telephone or Internet proxy is counted), or

 .  voting again at the meeting.

WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?

If you are a stockholder of record and do not return your proxy card, your shares will not be voted. If your shares are held in street name and you do not submit voting instructions to your broker, your broker may vote your shares under certain circumstances. Brokerage firms have authority under New York Stock Exchange rules to vote customers' unvoted shares on routine matters. At this meeting, brokers may vote in connection with all three of the proposals described in this proxy statement.

When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting.

Shares not voted by brokers will not be included in the number of shares present and therefore will have no effect on the voting of any of the proposals.

If you are a participant in one of the Company's 401(k) plans, the plan's trustee may vote your shares under certain circumstances.

The Alaska Air Group 401(k) trust includes Employee Stock Ownership Plan ("ESOP") features. The trustee will vote the shares that have been allocated to participants' accounts in accordance with confidential instructions received from participants. The trustee will vote allocated shares for which no instructions were received as it determines to be in the best interest of the participants. Shares that have not yet been allocated to individual participants will be voted by the trustee in direct proportion to the number of instructed shares cast for and against each proposal.

                                                           QUESTIONS AND ANSWERS

--------------------------------------------------------------------------------

[SIDEBAR]
Number of votes needed to hold a meeting

What if a nominee is unable to stand for election?

Number of votes needed for proposals to pass

How votes are counted

--------------------------------------------------------------------------------

HOW MANY VOTES DO YOU NEED TO HOLD THE MEETING?

A majority of the Company's outstanding shares as of the record date (a quorum) must be present at the meeting in order to hold the meeting and conduct business. Shares are counted as present at the meeting if the stockholder:

 .  is present and votes in person at the meeting, or

 .  has properly submitted a proxy card, or

 .  has voted via telephone or the Internet.

HOW MANY VOTES MUST THE NOMINEES HAVE TO BE ELECTED?

In the election of directors, the three nominees who receive the highest number of for votes will be elected.

WHAT HAPPENS IF A NOMINEE IS UNABLE TO STAND FOR ELECTION?

The Board may reduce the number of seats on the Board or the Executive Committee may designate a substitute nominee. If they designate a substitute, shares represented by proxies will be voted for the substitute nominee.

Stockholders may nominate candidates according to the procedures outlined in the Company's bylaws. See Stockholder Proposals on page 32.

HOW MANY VOTES MUST THE 1999 LONG-TERM INCENTIVE EQUITY PLAN HAVE IN ORDER TO PASS?

A majority of the shares present in person or by proxy and entitled to vote at the meeting must vote for the plan.

HOW MANY VOTES MUST BE CAST IN FAVOR OF INCREASING THE AUTHORIZED COMMON STOCK FOR THE PROPOSAL TO PASS?

For the proposal to pass, a majority of all outstanding shares entitled to vote on the matter must be cast for the amendment.

HOW ARE VOTES COUNTED?

You may vote for or withheld from each nominee for director. You may vote for or against or abstain on the 1999 Long-Term Incentive Equity Plan and on the proposal to amend the Certificate of Incorporation to increase the authorized common stock.

If you abstain from voting on the 1999 Plan or the amendment to the Certificate of Incorporation, the abstention has the same effect as a

QUESTIONS AND ANSWERS

--------------------------------------------------------------------------------

[SIDEBAR]
Where to find voting results

--------------------------------------------------------------------------------

vote against. If you sign your proxy card without giving instructions for voting, your shares will be counted for each director nominee and for the other two proposals.

Voting results are tabulated and certified by our transfer agent, EquiServe.

WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?

We will announce preliminary voting results at the meeting. We also will publish the final results in our quarterly report on Form 10-Q for the second quarter of 1999. You can get a copy of that report by calling us at (206) 431-5567, or the Securities and Exchange Commission at (800) SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at http://www.sec.gov on the Internet.

                                                        PROPOSALS TO BE VOTED ON

--------------------------------------------------------------------------------

[SIDEBAR]
Election of Directors

 .  Byron I. Mallott
 .  Patricia Q. Stonesifer
 .  Richard A. Wien

--------------------------------------------------------------------------------

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Company currently has ten directors. Robert L. Parker, Jr., is retiring from the Board after this meeting and, therefore, is not standing for re-election.

HOW MANY DIRECTORS ARE NOMINATED EACH YEAR?

The directors are divided into three classes so that approximately one-third of the directors are elected each year for three-year terms. Directors are elected to hold office until their successors are elected and qualified, or until resignation or removal in the manner provided in our bylaws. Three directors are nominees for election this year. The remaining directors will continue to serve the terms described in their biographies.

WHO ARE THE NOMINEES?

Nominees for election this year are Mr. Byron I. Mallott, Ms. Patricia Q. Stonesifer and Mr. Richard A. Wien. Each nominee is presently a director of the company and has consented to serve a three-year term ending in 2002.

The board recommends a vote for election of each of the director nominees.

BYRON I. MALLOTT

Mr. Mallott, age 55, has been a director since 1982 and serves on the Company's Audit Committee. He is the executive director (chief executive officer) of the Alaska Permanent Fund Corporation, a trust managing proceeds from the state of Alaska's oil revenues. In January 1999, he was appointed to the Board of Directors of the 12th Federal Reserve District, Federal Reserve Bank in San Francisco. He was a director of Sealaska Corporation, Juneau, Alaska, from 1972 to 1988; Chairman from 1976 to 1983; and Chief Executive Officer from 1982 to 1992. He owns Mallott Enterprises (personal investments) and is a director of Horizon Air.

PATRICIA Q. STONESIFER

Ms. Stonesifer, age 42, was appointed a director of the Company in July 1998 and serves on the Audit Committee. She is President and Chairman of Gates Learning Foundation, Redmond, Washington, which helps provide computer technology to schools, libraries and other public entities. In 1997, she served as a technology consultant to Dreamworks SKG, and from ___ to ____ as senior vice president of Microsoft's Interactive Media Division. Ms. Stonesifer currently serves on the boards of Alaska Airlines, Amazon.com, inc., Kinko's, Inc. and the Fund for America's Libraries.

RICHARD A. WIEN

Mr. Wien, age 63, has been a director since 1982 and serves on the

CURRENT BOARD MEMBERS

--------------------------------------------------------------------------------

[SIDEBAR]
Current Board Members

 .  Ronald F. Cosgrave
 .  Mary Jane Fate
 .  John F. Kelly
 .  Bruce R. Kennedy

--------------------------------------------------------------------------------

Company's Compensation and Audit Committees. He played an active role in the management of Wien Airlines until 1969, when he was elected President of Merric, Inc., an Alaska helicopter contract and charter service company. After Merric merged with Era Aviation in 1973, Mr. Wien served as Era's Executive Vice President until 1981. He has been Chairman and Chief Executive Officer of Florcraft, Inc. (retail flooring), Fairbanks and Anchorage, Alaska, since 1986. He is also a director of Horizon Air, National Bank of Alaska and Usibelli Coal Mine.

WHO ARE THE OTHER DIRECTORS?

RONALD F. COSGRAVE

Mr. Cosgrave, age 67, serves on the Company's Executive Committee. He has served on the Board of Directors since 1971, except during the period 1981 to 1983. He was Chairman of Alaska Northwest Properties Inc. from 1979 to 1997, when he became Executive Manager of ANP, LLC. Mr. Cosgrave is a retired Chairman and Chief Executive Officer of Alaska Airlines. He is also Chairman Emeritus and a director of Alaska Airlines. Mr. Cosgrave's term expires in 2001.

MARY JANE FATE

Mrs. Fate, age 65, has been a director since 1979 and serves on the Company's Compensation Committee. She has served as General Manager of a family business in Fairbanks, Alaska, since 1989. She was President and Executive Director of Baan o yeel kon Corporation (an Alaska Native village corporation) from 1981 to 1989. She is a director of Alaska Airlines and Baan o yeel kon Corporation, and a member of the University of Alaska Board of Regents. Mrs. Fate's term expires in the year 2000.

JOHN F. KELLY

Mr. Kelly, age 54, has been a director since 1989 and serves on the Company's Executive Committee. He was elected Chairman, President and Chief Executive Officer of Alaska Air Group and Chairman and Chief Executive Officer of Alaska Airlines in February 1995. He also served as President of Alaska Airlines from 1995 to 1997, Chief Operating Officer from November 1994 to February 1995 and as Vice President/Marketing from 1981 to June 1987. He has served Horizon Air as its Chairman since February 1991, except the period from November 1994 to February 1995, and was President and Chief Executive Officer from June 1987 to November 1994. He also serves on the board of the Air Transport Association and is a director of AVISTA Corp., a public utility based in Spokane, Washington. Mr. Kelly's term expires in the year 2000.

BRUCE R. KENNEDY

Mr. Kennedy, age 60, has been a director since 1972 and has served as Chairman of the Company's Executive Committee since 1985, except for the period from

                                                           CURRENT BOARD MEMBERS

--------------------------------------------------------------------------------

[SIDEBAR]
Current board members

 .  R. Marc Langland
 .  John V. Rindlaub

--------------------------------------------------------------------------------

November 1994 to February 1995. He is Chairman Emeritus of Alaska Air Group and served as its Chairman, Chief Executive Officer and President from 1985 to 1991. He was also Chairman of Alaska Airlines from 1979 to 1991, Chief Executive Officer from 1979 to 1990 and President from 1978 to 1990. He serves on the board of directors of Horizon Air and of the ARIS Corporation, a Seattle-based company that provides information technology services. Mr. Kennedy's term expires in the year 2000.

R. MARC LANGLAND

Mr. Langland, age 57, has been a director since 1991. He is a member of the Company's Compensation Committee and Chairman of the Audit Committee. He has been President of Northrim Bank, Anchorage, Alaska, since November 1990 and Chairman since January 1998. He was Chairman and Chief Executive Officer of Key Bank of Alaska from 1987 to 1988 and President from 1985 to 1987. He served on the Board of Trustees of the Alaska Permanent Fund Corporation from February 1987 to January 1991 and was Chairman from June 1990 to January 1991. He is also a director of Alaska Airlines, Northrim Bank, Usibelli Coal Mine, and Saltchuk Resources, Inc. Mr. Langland's term expires in 2001.

JOHN V. RINDLAUB

Mr. Rindlaub, age 54, has been a director since 1996 and serves on the Company's Audit Committee. He is Chairman of Seafirst Bank, a post he has held since 1993, and President, Bank of America, Northwest, which includes responsibility for Washington, Oregon, Idaho and Alaska. Prior to his position at Seafirst, Mr. Rindlaub served as Group Executive Vice President/Asia Division for Bank America and as a managing director for Bankers Trust Company New York, Investment Banking Group. He is also a director of Horizon Air and of 12th Federal Reserve District, Federal Reserve Bank of San Francisco. Mr. Rindlaub's term expires in 2001.

PROPOSALS TO BE VOTED ON

--------------------------------------------------------------------------------

[SIDEBAR]
1999 Long-Term Incentive Equity Plan

 .  Purpose
 .  Term
 .  Administration
 .  Eligibility

--------------------------------------------------------------------------------

PROPOSAL NO. 2
APPROVAL OF THE 1999 LONG-TERM INCENTIVE EQUITY PLAN

The Board recommends for approval of the Alaska Air Group, Inc. 1999 Long-Term Incentive Equity Plan.

The 1999 Long-Term Incentive Equity Plan (the "1999 Plan") will replace the 1996 Long-Term Incentive Equity Plan, which as of March 19, 1999, had approximately 60,000 shares of common stock available for grant. No further grants will be made under the 1996 Plan after it expires by its terms in 2001. Currently 943,700 shares are subject to outstanding options granted under all the Company's current and prior option plans. This number represents 3.6% of the currently outstanding shares.

The full text of the 1999 Plan appears as an appendix to this proxy statement and should be referred to for a complete description of its provisions.

Purpose.
The purpose of the 1999 Plan is to promote the Company's long-term profitability and enhance value for its stockholders by:

 . encouraging key employees and officers of the Company and its subsidiaries to focus on long-range objectives,

 . providing a means to attract and retain the services of employees with exceptional qualifications, and

 .  linking the interests of key employees directly to stockholder interests.

Term.
The 1999 Plan becomes effective upon approval by the Company's stockholders. No award may be made after the fifth anniversary of the approval date.

Administration.

The 1999 Plan will be administered by the Compensation Committee of the Board (the "Committee"). The Committee is composed of two or more nonemployee directors, each of whom is intended to qualify to administer the 1999 Plan under Rule 16b-3 of the Securities Exchange Act and Section 162(m) of the Internal Revenue Code. No member of the Committee is eligible to participate in the 1999 Plan. The Committee has the authority to:

 .  interpret the 1999 Plan,

 .  establish rules and regulations for its operation,

 .  select employees to receive awards, and

 .  determine the form, amount and other terms and conditions of such awards.

Eligibility for Participation.
All employees of the Company and its subsidiaries are eligible for awards. Approximately 25-50 employees are expected to participate in the 1999 Plan. The selection of participants is solely at the discretion of the Committee.

                                                        PROPOSALS TO BE VOTED ON

--------------------------------------------------------------------------------

[SIDEBAR]
1999 Long-Term Incentive Equity Plan

 .  Types of Awards
 .  Amendment of Plan
 .  Available Shares

--------------------------------------------------------------------------------

Types of Awards.
Awards under the 1999 Plan may take the form of incentive or nonqualified stock options, stock appreciation rights ("SARs"), or stock awards, denominated in units or in shares of the Company's common stock which may, at the Committee's discretion, vest based on continuous service or on the achievement of performance goals.

Stock Options: A stock option is the right to acquire common stock at an exercise price equal to or greater than the fair market value of Company stock on the date of grant. Options include nonqualified stock options ("NSOs") and incentive stock options ("ISOs"). ISOs qualify for special tax treatment and must comply with Section 422 of the Code. Stock options are also subject to a vesting schedule determined by the Committee. The 1999 Plan prohibits the repricing of stock options and SARs.

SARs: An SAR is a right to receive a payment equal to the appreciation in market value of the Company's common stock since the grant of the SAR. SARs may be granted along with stock options or by themselves. The exercise price of an SAR will never be less than the fair market value of the common stock on the date of grant.

Stock Awards: Stock awards may be subject to conditions determined by the Committee. Generally, those conditions include continuous service with the Company for at least three years or achieving performance goals related to profits, profit growth, profit-related return ratios, cash flow or stockholder return.

Any award under the 1999 Plan may include one or a combination of these grant types.

Amendment of Plan.

Only the Board may amend the 1999 Plan. However, stockholder approval would be required for any amendment that would increase the number of shares available for issuance under the Plan.

Available Shares.

Subject to adjustment for stock splits or other extraordinary events, such as a change in capitalization, up to 1,200,000 shares may be issued to participants under the 1999 Plan. Shares underlying previously granted award become available for re-grant if:

 .  options or SARs expire, terminate or are canceled prior to exercise, or

 .  stock awards are forfeited.

In addition, shares that otherwise would be issuable under an award, but are used as payment in connection with an award, will be made available for grant. Where an SAR or other award is settled in cash, the shares related to such award will also remain available for grant. The maximum number of shares available for issuance under the 1999 Plan will not be reduced to reflect any dividends or dividend equivalents.

PROPOSALS TO BE VOTED ON

--------------------------------------------------------------------------------

[SIDEBAR]
1999 Long-Term Incentive Equity Plan

 .  Award Limitations
 .  Other Award Terms
 .  Acceleration and Settlement
 .  Tax Consequences

--------------------------------------------------------------------------------

Limitation on Awards.
No more than 600,000 shares of the total authorized under the 1999 Plan may be issued as stock awards, and no single individual may be granted awards relating to more than 600,000 shares during any consecutive three-year period.

Other Terms of Awards.
Generally, no payment is required upon the grant of any award. Upon exercise of an option, the optionee must pay the exercise price to the Company. Payment of awards may be in the form of cash, shares, other awards or in such combinations as the Committee determines. The Committee may decide that awards earn dividends or dividend equivalents. The Committee may establish other terms, conditions, and limitations for an award that are not inconsistent with the 1999 Plan including, but not limited to, the term of an award and the provisions applicable if a participant's employment ends for any reason.

Acceleration and Settlement of Awards.
The 1999 Plan provides that the Committee may establish change-in-control provisions to accelerate the vesting or settlement of an award at any time before a sale, merger, consolidation, reorganization, liquidation, or change in control as defined by the Committee.

Federal Income Tax Consequences.
Under current federal income tax laws, the federal income tax consequences of awards under the 1999 Plan can be summarized as follows:

At the time the options or SARs are granted, the award will have no federal income tax consequences to the Company or the optionee.

Upon the exercise of NSOs or SARs, the optionee generally will recognize ordinary income equal to the fair market value of the shares at the time of exercise minus the exercise price. This ordinary income will be subject to withholding tax, and the amount of ordinary income recognized by the optionee generally will be deductible for tax purposes by the Company. When the shares are sold or otherwise disposed of, any additional gain or loss by the holder will be capital gain or loss.

The exercise of ISOs does not result in any regular taxable income to the optionee, nor is the Company entitled to a deduction. However, the excess of the fair market value of the ISO shares at the time of exercise over the exercise price is an item of tax preference for purposes of computing alternative minimum taxable income. If the shares are held for one year after exercise and two years after grant, the difference between the sale price and the exercise price generally will be taxable as long-term capital gain or loss. If the shares are not held for that period, the optionee will recognize ordinary income at the time of early disposition equal to the excess of the fair market value of the shares at exercise over the exercise price, and the Company

                                                        PROPOSALS TO BE VOTED ON

--------------------------------------------------------------------------------

[SIDEBAR]
1999 Long-Term Incentive Equity Plan

 .  Company Tax Deductions
 .  Plan Benefits
 .  Other Information

Authorize additional shares of common stock

--------------------------------------------------------------------------------

will be entitled to a corresponding deduction. Any additional gain on the disposition will be taxed as capital gain.

This summary does not include state or local tax consequences.

Limitation on Income Tax Deduction.
See page 24 for a description of the effect of Section 162(m) of the Internal Revenue Code. The 1999 Plan has been designed to allow the Committee to grant awards that will qualify as "Performance-Based Compensation" under Section 162(m) of the Code and thus be fully deductible.

New Plan Benefits.
No awards have been made to date under the 1999 Plan. The Committee has made no determinations with respect to grants of awards under the 1999 Plan. For purposes of comparison with respect to the option portion of the 1999 Plan, during the previous year under the 1996 Long-Term Incentive Equity Plan, the Company granted 122,800 options to the named executives as shown on page 27, and 195,200 options to executive officers as a group. During 1998, no options were granted to other employees under the 1996 Plan.

Other Information.
The closing price of the Company's common stock reported on the New York Stock Exchange on March 19, 1999 was $ _______ per share.

PROPOSAL NO. 3.
AUTHORIZATION OF ADDITIONAL SHARES OF COMMON STOCK

AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK FROM 50 MILLION TO 100 MILLION SHARES.

The Board recommends a vote in favor of this amendment.

The Board recommends that Article 4.1 of the Company's Restated Certificate of Incorporation be amended to increase the number of shares of common stock authorized for issuance from 50 million to 100 million shares.

4.1   Authorized Capital.   The total number of shares of all classes of stock
that this Corporation shall have authority to issue is 105,000,000 shares, of which 5,000,000 shares shall be preferred stock having a par value of $1.00 per share and 100,0000,000 shares shall be common stock having a par value of $1.00 per share.

Purpose.
There are presently over 26 million shares of common stock issued and outstanding. Approximately 1.4 million shares are reserved for issuance in connection with outstanding grants under the Company's existing stock plans and another 1.2 million shares will be reserved under the 1999 Plan, which is proposed for stockholder approval at this meeting. This will leave just over 21 million shares available for future common stock offerings, the conversion of any convertible securities that may be issued, and stock dividends and splits.

PROPOSALS TO BE VOTED ON

--------------------------------------------------------------------------------

[SIDEBAR]
Authorize additional shares of common stock

Other business

--------------------------------------------------------------------------------

The Company currently has firm orders for 24 new Boeing aircraft scheduled for delivery through the year 2002. and orders for 25 Bombardier regional jets and five Fokker F28 jets to be delivered through 2005. The acquisition of new aircraft and the Company's continued growth will require additional capital expenditures for flight equipment and ground facilities, which may need to be financed through the sale of the Company's securities, including common stock or securities convertible into common stock. Additional equity capital may also be required for other corporate purposes including, without limitation, the declaration of stock dividends or stock splits, issuance or exchange under the Company's Rights Agreement, or the adoption of additional employee compensation plans.

The Company has no present plans to issue any additional shares of common stock, other than in connection with its existing and proposed employee compensation plans. The Board has the authority to issue authorized shares without further stockholder approval except as provided under Delaware law or the rules of the New York Stock Exchange. This enables the Company to take advantage of market conditions and favorable opportunities without the delay and expense associated with holding a special meeting of its stockholders at the time such additional shares are needed.

The proposed increase in the number of authorized shares of common stock will not change the number of shares currently outstanding or the rights of the holders of such shares. However, issuance of additional shares of common stock for other than a stock split or dividend could have a dilutive effect on earnings per share and on the voting power of common stock outstanding.

The Company's stockholders do not have preemptive rights. This means that the Company may issue additional share without first offering them to current stockholders.

The Company is not aware of any effort to accumulate its common stock or obtain control of the Company. We have not proposed the increase in authorized stock with the intention of using the additional shares for anti-takeover purposes.

OTHER BUSINESS

The Company has received notice that a certain individual may seek to bring a matter before the annual meeting asking management to compare the Company's corporate governance practices with those discussed in articles published in Business Week and the National Association of Corporate Directors. After due consideration, the persons named on the proxy card intend to exercise the discretionary authority given to them by the proxy card to vote against this item if it is properly brought before the annual meeting for a vote. The Board knows of no other business for consideration at the meeting. If other matters are properly presented at the meeting, or for any adjournment or postponement of the meeting, Mr. John F. Kelly and Mr. Keith Loveless will vote on your behalf in accordance with their best judgment on such matters.

                                             STRUCTURE OF THE BOARD OF DIRECTORS

--------------------------------------------------------------------------------

[SIDEBAR]
Committees of the Board

 .  Members
 .  Functions
 .  Meetings held

--------------------------------------------------------------------------------

The Board held four regular meetings in 1998. Each director attended at least 83% of all Board and applicable committee meetings during 1998. This table describes the Board's committees.


NAME OF                                                                        NUMBER OF
COMMITTEE                 FUNCTIONS                                            MEETINGS
AND MEMBERS               OF THE COMMITTEE                                     IN 1998
------------------------------------------------------------------------------------------
AUDIT                     . reviews the annual report of independent               2
                            auditors;
R. Marc Langland*         . evaluates internal and external audit functions;
Byron I. Mallott          . makes recommendation regarding
John V. Rindlaub            appointment of independent auditors and
Patricia Q. Stonesifer      other auditing matters to the Board; and
Richard A. Wien           . evaluates the Company's compliance with
                            environmental regulations
------------------------------------------------------------------------------------------
COMPENSATION              . sets the salary of the Chairman and Chief              5
                            Executive Officer;
Robert L. Parker, Jr.*    . approves salaries of executive officers of
Mary Jane Fate              Alaska Airlines and Horizon Air;
R. Marc Langland          . makes recommendations to the Board
Richard A. Wien           . regarding other executive compensation issues;
                            including modification or adoption of
                            executive compensation plans;
                          . grants stock awards and stock options; and
                          . administers the Company's stock option and
                            other long-term incentive plans.
-----------------------------------------------------------------------------------------
EXECUTIVE                 . serves as Nominating Committee to select               3
                            director nominees.
Bruce R. Kennedy*
Ronald F. Cosgrave
John F. Kelly
Robert L. Parker, Jr.

*Chairperson

DIRECTOR COMPENSATION

--------------------------------------------------------------------------------

[SIDEBAR]
In 1997, directors set stock ownership guidelines for themselves.

--------------------------------------------------------------------------------

We do not pay directors who are also employees of the Company additional compensation for their service as directors, except for the reimbursement of expenses incurred in attending meetings. In 1998, compensation for nonemployee directors included the following:

    . an annual retainer of $20,000, with a minimum of 25% of the retainer paid in the form of Alaska Air Group common stock issued under the Company's Nonemployee Director Stock Plan;

    . $1,200 for each Board or Committee meeting in which a nonemployee director participates in person, but no more than one payment per day. If participation is via telephone, the fee is $750;

    .  an annual retainer of $2,000 to committee chairpersons;

    . an annual retainer of $1,000 to nonemployee directors who served on the board of Alaska Airlines or Horizon Air; and

    .  expenses in connection with attending Board and committee meetings.

In addition, directors, their spouses and their dependent children are eligible for complimentary travel privileges on Alaska Airlines and Horizon Air.

                                                          PRINCIPAL STOCKHOLDERS

--------------------------------------------------------------------------------

[SIDEBAR]
Stock owned by officers, directors and holders of more than 5% of the Company's stock

--------------------------------------------------------------------------------

This table shows how much Company common stock is owned by directors, the individuals named in the Summary Compensation Table on page 26, all executive officers as a group, and owners of more than 5% of the Company's outstanding common stock. Holdings are as of March 19, 1999, except for 401(k) plan shares, which are as of December 31, 1998.

                AMOUNT AND NATURE OF SHARES BENEFICIALLY OWNED

                                       NUMBER      PERCENT OF
                                     OF SHARES    OUTSTANDING
NAME                                  OWNED(1)       SHARES

The Equitable Group(2)               2,707,800        10.3%

William S. Ayer                        34,324           *
George D. Bagley                        8,155           *
Ronald F. Cosgrave                      7,272           *
Mary Jane Fate(5)                         387           *
John R. Fowler                         17,543           *
John F. Kelly                          58,845           *
Bruce R. Kennedy                       13,557           *
R. Marc Langland                        1,472           *
Harry G. Lehr                           4,061           *
Byron I. Mallott                          708           *
Robert L. Parker Jr.                      809           *
John V. Rindlaub                        3,597           *
Patricia Q. Stonesifer                  1,578           *
Richard A. Wien                         1,814           *

Directors and Executive Officers      238,651          .95%
as a group
(27 persons)(4)

* Less than 1%.
(1)  Includes shares that the named person:
     .  may vote or invest alone,
     . shares voting and investment power with his or her spouse, or . holds in one of the Company's 401(k) plans, . may acquire through stock option exercises through June 1, 1999.
(2)  Number of shares owned is based on information contained in a report on
     Schedule 13-G filed by The Equitable Group with the Securities and Exchange Commission on or about February 15, 1999. The address of The Equitable Group is 1290 Avenue of the Americas, New York, NY 10104.
(3) Does not include 1,546 shares registered in the name of her husband. Mrs. Fate disclaims beneficial ownership of those shares.
(4) Includes 1,800 shares subject to a vesting schedule, forfeiture risk and other restrictions.

EXECUTIVE COMPENSATION

--------------------------------------------------------------------------------

[SIDEBAR]
Compensation Committee Report

 . Compensation Policy

--------------------------------------------------------------------------------

In this section, we describe the compensation we pay our Chief Executive Officer and the next four most highly compensated executive officers (the "named executives"). It consists of:

 . a report by the Compensation Committee on executive compensation, . a graph showing comparative performance of the common stock, . a detailed table showing compensation for the years 1998, 1997 and 1996, and . information about stock options and retirement benefits.

This section also includes descriptions of certain change-in-control arrangements between the Company and its executives.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

During 1998, the Compensation Committee of the Company's Board of Directors consisted of Mr. Parker, Mrs. Fate, Mr. Langland and Mr. Wien. No member of the Committee was an employee of the Company of any of its subsidiaries. Each member meets the definition of "nonemployee director" under Rule 16b-3 of the Securities Exchange Act of 1934 and is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code.

The Committee has overall responsibility for the Company's executive compensation policies and practices. In part, the Committee's functions include:

 .  determining the compensation of the Chief Executive Officer of the Company;

 . upon recommendation of the Chief Executive Officer, reviewing and approving all executive officers' compensation, including salary and payments under the Management Incentive Plan; and

 .  granting awards under stock incentive plans.

The Committee has provided the following report on the compensation policies of the Company as they apply to its executive officers and the relationship of Company performance to executive compensation and the Chief Executive Officer's compensation.

EXECUTIVE COMPENSATION POLICY

The Company's policy is to pay competitive compensation. The objectives of the Company's executive compensation policies are:

 .  to attract and retain highly qualified executives;

 . to motivate officers to provide excellent leadership and achieve Company goals;

                                                          EXECUTIVE COMPENSATION

--------------------------------------------------------------------------------

[SIDEBAR]
Compensation Committee Report

 .  Annual Base Salaries
 .  Management Incentive Plan

--------------------------------------------------------------------------------

 . to link the interests of executives and stockholders by tying a large portion of total compensation to Company profitability and stock value; and

 .  to reward outstanding performance.

Executive compensation includes competitive base salary, a cash incentive plan tied to annual financial performance, equity-based awards and retirement benefits.

ANNUAL BASE SALARY

1998 base salaries for executive officers are based on:

 . subjective analysis of competitive market rates, . the market demand for each executive officer's skills, . the executive's influence on long-term Company strategies and success, . the relationships among executive positions, and . individual leadership performance.

To ensure that its overall compensation is appropriate, the Company periodically reviews executive compensation for companies included in the Dow Jones Airlines Group contained in the Performance Graph on page 25, other air carriers and similarly sized Pacific Northwest companies and from broad-based national compensation surveys, and retains the services of outside compensation specialists. The Company does not attempt to set executive compensation at specific target ranges of any particular survey. In 1998, executive officers other than the CEO received increases averaging 4.7%.

MANAGEMENT INCENTIVE PLAN

Air Group's Management Incentive Plan ("MIP") places at risk a significant portion of each executive's potential cash compensation, linking it to annual profitability.

For awards to be paid, the Company must achieve or exceed profit goals established annually by the Compensation Committee. In recent years, MIP goals have been based on return-on-equity levels as determined by the Compensation Committee each year. Beginning in 1999, the Committee has based MIP goals on reaching return-on-invested capital targets and the Company's net earnings growth as compared to that of peer companies. Awards increase proportionately based on the degree to which goals are met. Through 1998, awards could range up to 45% of executive officers' base salaries if the target was met, and up to 90% of base salaries if profits reached the maximum goal. Beginning in 1999, awards can range up to 50% of base pay if target goals are met, and up to 100% if the maximum goal is reached. Award levels vary by position and can also be adjusted for individual performance.

EXECUTIVE COMPENSATION

--------------------------------------------------------------------------------

[SIDEBAR]
Compensation Committee Report

 .  Executive Stock Awards
 .  CEO Base Salary and Performance

--------------------------------------------------------------------------------

For 1998, payments made to the named executives shown on the Summary Compensation Table on page 26 were based on profits that exceeded the maximum goal.

For the executives in the Summary Compensation Table, the percentages of total potential cash compensation linked to performance under the MIP in 1998 were:

 .  Mr. Kelly -- 47%,
 .  Mr. Ayer -- 41%,
 .  Mr. Bagley -- 41%,
 .  Mr. Lehr -- 38%, and
 .  Mr. Fowler -- 38%.

EQUITY-BASED AWARDS

Although the 1996 Long-Term Incentive Equity Plan provides for a variety of equity-based awards, options and restricted stock awards are the only equity-based compensation presently in use by the Company. They provide an incentive to maximize stock values, linking the long-term interests of executives with those of stockholders. Because the awards vest over several years, they encourage executives to remain with the Company. The Committee grants options at market price, so recipients benefit only if the price of the stock appreciates and stockholders also benefit.

The Committee does not base grants on ownership targets or on the number of options an individual has outstanding, because it believes doing so would discourage officers from retaining options or shares. Individual grants are determined according to base salary and position. The options granted to each of the named executive officers in 1998 are shown in the tables on pages 26 and 27.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

Base Salary -- In setting the CEO's base salary, the Committee reviews competitive information similar to that used for other Company executives and periodically retains the services of an outside consultant. The Committee does not target a specific range of competitive pay, but applies the information as it deems appropriate. By reviewing survey data periodically, the Committee believes it will remain mindful of compensation levels that would be required to recruit from outside the Company.

The Board of Directors conducts an annual evaluation of the CEO's performance based on:

 .  the Company's financial performance,
 . the CEO's relationship with the Board, . communication to the Board and other Company constituencies, . investor relations,
 .  overall leadership, and
 .  strategic and succession planning.

The Committee believes that Mr. Kelly's leadership has contributed significantly to the

                                                          EXECUTIVE COMPENSATION

--------------------------------------------------------------------------------

[SIDEBAR]
Compensation Committee Report

 .  CEO Management Incentive Plan
 .  CEO Stock Options

--------------------------------------------------------------------------------

Company's following achievements during 1998:

Profitability -- The Company earned record net income of $124.4 million far exceeding 1997's record of $72.4 million.

Pretax Income Margin -- Air Group's margin of 10.8% exceeded its 1988 record of 7.7%. Horizon and Alaska Airlines also set records of 5.4% and 12.2%, respectively.

Stock Price -- The average daily closing price of the Company's common stock during 1998 increased 66% over last year's average to $46.01 per share. In April 1998, the stock hit an all-time high of $62.5625.

Average Return on Equity was 19.7%, the best return since 1984. Return on beginning equity was 26.2%, a near repeat of last year's return. To put this into perspective, the Company's equity grew from $272.5 million in 1996 to $475.3 million in 1997 to $789.5 million in 1998.

Earnings per Share increased 36% over 1997 from $3.53 to $4.81 (diluted). This follows 1997's 72% increase.

Debt/Equity Ratio improved from 46:54 at year end 1997 to 18:82 in 1998. If you factor in operating leases, the ratio improved from 79:21 to 67:33.

Cost -- Alaska Airlines' unit costs declined 4% from 1997 levels -- the largest improvement of the major U.S. airlines.

Operating Margin -- Alaska Airlines' operating margin improvement was the best among the major U.S. airlines.

In 1998, the Committee set Mr. Kelly's salary at $500,000 for two years; therefore his salary will not increase in 1999 in spite of the Company's record-breaking performance.

Management Incentive Plan
The MIP award is the portion of the CEO's compensation that most directly relates to the Company's financial performance. Under the plan in effect during 1998, the CEO's award could range from zero to 45% of base salary if the profit target was met, up to a maximum of 90% if profits reached the maximum goal. The profit measurements on which Mr. Kelly's 1998 MIP award was based were identical to those detailed on page 21 for all participants in the MIP. Mr. Kelly's 1998 MIP payment was $443,942.

Stock Options
  In 1998, Mr. Kelly was granted a total of 57,300 stock options under the Company's equity plans, based on the criteria outlined earlier for option grants to executive officers in general. The Committee believes that having a significant amount of compensation tied to stock performance further aligns the CEO's interests with those of the Company's stockholders.

EXECUTIVE COMPENSATION

--------------------------------------------------------------------------------

[SIDEBAR]
Compensation Committee Report

 .  Limits on Deductibility of Executive Compensation

--------------------------------------------------------------------------------

OTHER INFORMATION

Tax Law Limits on Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code eliminates the Company's ability to deduct certain compensation over $1 million paid to the named executive officers unless such compensation is based on performance objectives meeting certain criteria or is otherwise excluded from the limitation. The Company intends to qualify a sufficient amount of compensation to its executive officers so that
Section 162(m) will not materially affect the Company in an adverse way. Compensation from the exercise of options granted to date under the Company's stock option and equity plans qualifies for the deduction.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Robert L. Parker, Jr., Chairperson
Mary Jane Fate, Committee Member
R. Marc Langland, Committee Member
Richard A. Wien, Committee Member

                                                               PERFORMANCE GRAPH

--------------------------------------------------------------------------------

[SIDEBAR]
The stock price performance shown here is historical and not necessarily indicative of future performance.

--------------------------------------------------------------------------------

The following graph shows a five-year comparison of cumulative total returns for the Company's common stock, the Standard & Poor's 500 Index, and the Dow Jones Airlines Group, assuming an initial investment of $100 on December 31, 1993 with all dividends reinvested.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                       [PERFORMANCE GRAPH APPEARS HERE]

                             ALASKA                DOW JONES
                   DATE     AIR GROUP   S&P 500   AIRLINES(1)
                   1993      $100.00    $100.00     $100.00
                   1994       106.19     101.32       69.97
                   1995       115.04     139.39      105.83
                   1996       148.67     171.40      121.98
                   1997       274.34     228.59      193.54
                   1998       313.27     293.91      170.33

Information presented is as of fiscal years ended December 31.

(1) The companies included in the Dow Jones Airlines Group are: AMR, Southwest Airlines, UAL, Delta Air Lines, US Airways and Northwest Airlines.

SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------

This table shows compensation information for the Company's Chief Executive Officer and the four other most highly paid executive officers for the last three fiscal years. (Bonus figures are based on performance in the year shown but paid in the following year.)

--------------------------------------------------------------------------------

SUMMARY COMPENSATION TABLE

                                                            LONG-TERM
                                                           COMPENSATION
                                     ANNUAL COMPENSATION       AWARDS
---------------------------------------------------------------------------------------
                                                                             ALL
                                                            SECURITIES      OTHER
                                                            UNDERLYING     COMPEN-
NAME AND                            SALARY        BONUS      OPTIONS      SATION(1)
PRINCIPAL POSITION           YEAR     ($)            ($)       (#)           ($)
---------------------------  ----  ---------    -------     ---------     --------
John F. Kelly                1998    493,269    443,942      57,300         10,760
Chairman & CEO               1997    434,615    391,154      38,900         10,510
(Alaska)                     1996    376,923    339,231     206,300(2)      10,473

William S. Ayer              1998    305,769    212,692      24,100          6,787
President                    1997    224,804    138,056      17,600          6,012
(Alaska)                     1996    170,746    102,448      10,800         29,939

Harry G. Lehr                1998    253,569    152,142      11,300         11,588
Senior Vice President/       1997    236,077    141,646       9,100         11,663
Finance (Alaska)             1996    231,231    138,738      14,600         10,990

George D. Bagley             1998    235,923    165,146      15,800         11,632
President & CEO              1997    217,269    152,088      10,600         11,132
(Horizon)                    1996    207,308    145,115      16,400         11,132

John R. Fowler               1998    248,003    148,802      14,300          8,632
Executive Vice President/    1997    213,769    128,262       8,300          8,425
Technical Operations &       1996    186,231    111,738      11,800          6,694
System Controls (Alaska)

(1) Represents Company-paid contributions to individual 40l(k) plan accounts and imputed income for the value (as determined by the Internal Revenue Service ("IRS")) of a term life insurance benefit provided by the Company. In 1998, 401(k) contributions were: $5,000 each for Messrs. Kelly, Ayer, and Lehr; $10,000 for Mr. Bagley and $4,500 for Mr. Fowler. Imputed income for term life insurance during 1998 was: Mr. Kelly $5,760; Mr. Ayer $1,787; Mr.
    Lehr $6,588; Mr. Bagley $1,632 and Mr. Fowler $4,132.

(2) Includes a special grant of 150,000 options awarded to Mr. Kelly in 1996.

                                                           STOCK OPTIONS GRANTED

--------------------------------------------------------------------------------

This table shows the stock options granted to the named executive officers during the last fiscal year.


OPTIONS GRANTED IN 1998

                                              INDIVIDUAL GRANTS
                           --------------------------------------------------------     POTENTIAL REALIZABLE
                           NUMBER OF        % OF TOTAL                                    VALUE AT ASSUMED
                           SECURITIES        OPTIONS                                       ANNUAL RATES OF
                           UNDERLYING       GRANTED TO      EXERCISE                         STOCK PRICE
                            OPTIONS         EMPLOYEES       OR BASE                        APPRECIATE FOR
                           GRANTED(1)     IN FISCAL YEAR    PRICE(2)     EXPIRATION        OPTION TERM(3)
NAME                          (#)              (%)           ($/SH)         DATE         5% ($)     10% ($)
-------------------------  ----------     --------------    --------     ----------    ---------------------
John F. Kelly                57,300            17.6          47.125       5/7/2008     1,698,181  4,303,523

William S. Ayer              24,100             7.4          47.125       5/7/2008       714,243  1,810,033

Harry G. Lehr                11,300             3.4          47.125       5/7/2008       334,894    848,688

George D. Bagley             15,800             4.8          47.125       5/7/2008       468,259  1,186,661

John R. Fowler               14,300             4.4          47.125       5/7/2008       423,804  1,074,003

(1) These options were granted under the 1996 Long-Term Incentive Equity Plan. They are:
     . generally were granted as incentive stock options, subject to limitations imposed by tax law,
     . were granted at an exercise price equal to 100% of the fair market value of the common stock on the date of grant,
     . expire ten years from the date of grant, unless canceled earlier as a result of termination of employment,
     . vest in 25% increments on each anniversary date of the grant, subject to the terms and conditions of the 1996 Long-Term Incentive Equity Plan, and
     . provide for accelerated vesting under certain circumstances, as described under "Change-in-Control Arrangements" on page 31.

(2) Options were granted at the closing price on May 7, 1998, as reported on the New York Stock Exchange.

(3) We are required by the Securities and Exchange Commission to use a 5% and 10% assumed rate of appreciation over the ten-year option term. This does not represent the Company's estimate or projection of the future common stock price. If the Company's common stock does not appreciate, these executives will receive no benefit from the options.

STOCK OPTIONS EXERCISED

--------------------------------------------------------------------------------

This table shows stock option exercises and the value of unexercised stock options held by the named executive officers during the last fiscal year.

AGGREGATED OPTION EXERCISES IN 1998
AND FISCAL YEAR-END OPTION VALUES

                                                                                               VALUE OF UNEXERCISED
                                                            NUMBER OF UNEXERCISED                  IN-THE-MONEY
                                                               OPTIONS/SARS AT                    OPTIONS/SARS AT
                      SHARES ACQUIRED       VALUE              FISCAL YEAR END                   FISCAL YEAR END(2)
 NAME                  ON EXERCISE        REALIZED(1)                (#)                               ($)
                          (#)                ($)         EXERCISABLE    UNEXERCISABLE       EXERCISABLE   UNEXERCISABLE
-----------------------------------------------------------------------------------------------------------------------
John F. Kelly            37,150           1,038,550        66,325         199,075            1,310,947      2,695,009
William S. Ayer           4,500             159,155        25,125          46,575              596,675        353,400
Harry G. Lehr            11,825             348,874         5,750          31,850              119,947        413,259
George D. Bagley          4,825             183,933        11,950          37,150              267,303        408,278
John R. Fowler           16,875             507,852         7,425          31,575              156,691        339,153

(1)  These values are calculated by:
     . subtracting the option exercise price from the market price on the date of exercise, and
     .  multiplying that by the number of options exercised.

(2)  These values are calculated by:
     . subtracting the option exercise price from the Company's December 31, 1998 closing price ($44.25 per share, as reported on the New York Stock Exchange), and
     .  multiplying that by the number of exercisable and unexercisable options.

     There is no assurance that the indicated values of any unexercised options will actually be realized.

                                                             RETIREMENT BENEFITS

--------------------------------------------------------------------------------

[SIDEBAR]
The Company has a defined-benefit retirement plan for all salaried Alaska Airlines employees.

Annual benefits are based on years of credited service.

--------------------------------------------------------------------------------

SALARIED RETIREMENT PLAN

The Company maintains a tax-qualified, defined benefit retirement plan for all salaried Alaska Airlines employees. Benefits payable under the Alaska Airlines Salaried Retirement Plan ("Salaried Retirement Plan") are based on years of credited service and final average earnings for the five highest complete and consecutive calendar years of an employee's last ten years of service. The annual retirement benefit at age 62 (normal retirement age under the Salaried Retirement Plan) is equal to 2% of the employee's final average earnings times years of credited service. Annual benefits are computed on a straight life annuity basis at normal retirement age. Benefits under the Salaried Retirement Plan are not subject to offset for Social Security Benefits.

The following table shows estimated Salaried Retirement Plan annual benefits payable to an employee, assuming retirement on January 1, 1999, at age 62, with various combinations of final average earnings and years of credited service. These estimates represent the straight life annuity benefit for an individual who retires at normal retirement age.

FINAL AVERAGE
EARNINGS         ANNUAL BENEFITS BASED ON YEARS OF CREDITED SERVICE(1)
                    15        20         25          30          35

$175,000        $ 52,500   $ 70,000   $ 87,500    $105,000    $122,500
$225,000          67,500     90,000    112,500     135,000     157,500
$300,000          90,000    120,000    150,000     180,000     210,000
$350,000         105,000    140,000    175,000     210,000     245,000
$400,000         120,000    160,000    200,000     240,000     280,000
$450,000         135,000    180,000    225,000     270,000     315,000
$500,000         150,000    200,000    250,000     300,000     350,000

(1) IRS regulations limit the annual benefits that may be paid from a tax-qualified retirement plan. The current limit is $130,000. In addition, IRS regulations limit the covered compensation on which annual retirement benefits are based to $160,000 in 1999. To the extent that the amounts shown in the table above exceed that IRS limitation, the excess is paid from the Supplementary Plan.

RETIREMENT BENEFITS

--------------------------------------------------------------------------------

[SIDEBAR]
Elected officers of Alaska Airlines can received supplemental retirement benefits.

--------------------------------------------------------------------------------

All of the participants' base salaries, as shown in the Summary Compensation Table, excluding bonuses, are covered under the Salaried Retirement Plan. The named executive officers have the following years of credited service and final average compensation as of December 31, 1998:

NAMED                     YEARS OF       FINAL AVERAGE
EXECUTIVE             CREDITED SERVICE   COMPENSATION

John F. Kelly               21.3(2)        $365,073
William S. Ayer              3.3           $225,050
Harry G. Lehr               11.1           $220,952
George D. Bagley(1)          5.1(2)        $196,993
John R. Fowler               6.2           $199,631

(1) When Mr. Bagley transferred from Alaska Airlines to Horizon Air in October 1995, he was 100% vested under the Salaried Retirement Plan. Horizon Air does not have a similar plan, but will supplement his benefits to ensure that his retirement benefit will be equivalent to what he would have received had he continued with Alaska Airlines.

(2) Reflects combined service at Alaska Airlines and Horizon Air since becoming eligible for the Salaried Retirement Plan.


Officers Supplementary Retirement Plan

In addition to the benefits described above, under the Officers Supplementary Retirement Plan ("Supplementary Plan"), elected officers of Air Group and Alaska Airlines and Horizon Air's Chief Executive Officer can receive retirement benefits, provided they have met service requirements. The Supplementary Plan is a nonqualified, unfunded, noncontributory defined benefit plan. Normal retirement benefits are payable once the officer reaches age 60 and has ten years of service as an elected officer. Annual benefits are calculated on a straight life annuity basis. Under the version of the Supplementary Plan applicable to officers elected prior to August 8, 1995, benefits can be up to 50% of a participant's final average earnings, offset by Social Security benefits. Under the version of the Supplementary Plan applicable to officers elected on or after August 8, 1995, benefits can range from 50% to 75% of a participant's final average earnings, offset by benefits from Company-sponsored qualified retirement plans and by Social Security benefits. Benefits under all versions of the Supplementary Plan are subject to vesting schedules that are dependent on the officer's length of service.

                                                  CHANGE-IN-CONTROL ARRANGEMENTS

--------------------------------------------------------------------------------

[SIDEBAR]
Severance pay will be provided for officers and key employees under certain circumstances.

--------------------------------------------------------------------------------

Change-in-Control Arrangements

The Boards of Directors of Alaska Air Group and Alaska Airlines have adopted resolutions providing severance pay to all executive officers and certain other key employees in the event they are terminated within 24 months after a change in control of the Company. The formula provides for payments equaling from 12 to 24 months' salary, depending on length of service and the time elapsed between a takeover and termination. Because of these and other variables to be determined at the time of distribution, the value of this benefit cannot be determined at this time.

Some Company benefit plans provide for accelerated vesting in the case of a change in control. Under the Supplementary Plan applicable to officers elected prior to August 8, 1995, after a change in control, benefits become vested at the rate of 10% per year of a participant's service as an elected officer.
Under the Supplementary Plan applicable to officers elected on or after August 8, 1995, benefits become fully vested upon a change in control. The benefit after a change in control is equal to 10% of final average earnings for each year of service as an elected officer up to and including the fifth year. For officers having five or more years of service as an elected officer, the benefit amount ranges from 50% to 75% of final average earnings, depending on length of service. Under all versions, the benefit remains subject to applicable offsets.

The Supplementary Plan provides that, after a change in control, benefits will not be forfeited if an individual is terminated (other than for dishonesty or criminal acts) or is later employed by a competitor. The value of this provision to the named executives cannot be determined at this time as the amount depends on a number of variables to be determined at the time of any change in control.

Upon a change in control of the Company, outstanding options under the Company's equity plans become fully exercisable unless the Board of Directors determines otherwise.

OTHER INFORMATION

--------------------------------------------------------------------------------

[SIDEBAR]
Compliance with SEC reporting requirements

Independent auditors

Stockholder proposals

--------------------------------------------------------------------------------

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers to send reports of their ownership of Company Common Stock to the Securities and Exchange Commission and the New York Stock Exchange. The Company assists its directors and officers by preparing forms for filing. SEC regulations also require the Company to identify in this proxy statement any person who failed to file a report on a timely basis. A Form 4 due September 10, 1998, for Ms. Robin Krueger was inadvertently filed late, and a Form 3 filed in September for Ms. Andrea Schneider inadvertently omitted shares indirectly owned by her spouse. Except for these individuals, based on a review of copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that everyone subject to Section 16(a) filed the required reports on a timely basis during 1998.

INDEPENDENT CERTIFIED PUBLIC AUDITORS

Our Board has selected Arthur Andersen LLP as the Company's independent public auditors for the current fiscal year. Representatives of Arthur Andersen LLP are expected to attend the meeting to respond to questions from stockholders and will have the opportunity to make a statement, if they want to do so.

STOCKHOLDER PROPOSALS

The Company's next annual meeting will be held on May 16, 2000. If you wish to submit a proposal for inclusion in the proxy materials for that meeting, you must send the proposal to the Corporate Secretary at the address below. The proposal must be received at the Company's executive offices no later than December 2, 1999 to be considered for inclusion. You just have continuously held at least $2,000 in market value or 1% of the Company's outstanding stock for at least one year by the date of submitting the proposal, and must continue to own such stock through the date of the meeting.

If you intend to nominate candidates for election as directors or present a proposal at the meeting without including it in the Company's proxy materials, you must provide notice of such proposal to the Company no later than February 15, 2000. The Company's bylaws outline procedures for giving the required notice. If you would like a copy of the procedures contained in our bylaws, please contact:

Corporate Secretary
Alaska Air Group, Inc.
P. O. Box 68947
Seattle, WA 98168

                                                               OTHER INFORMATION

--------------------------------------------------------------------------------

[SIDEBAR]
Costs of proxy solicitation

Annual report on Form 10-K

--------------------------------------------------------------------------------

COSTS OF PROXY SOLICITATION

The Company pays for distributing and soliciting proxies and reimburses brokers, nominees, fiduciaries and other custodians reasonable fees and expenses in forwarding proxy materials to stockholders. The Company has engaged Corporate Investor Communications, Inc. ("CIC") to assist in the solicitation of proxies for the meeting. The Company will pay CIC approximately $4,000 in fees for its services and will reimburse it for reasonable out-of-pocket expenses. Proxies may be solicited by mail, telephone or other means. Proxies may also be solicited by directors, officers, employees and other agents of the Company, who will receive no additional compensation therefor except for reimbursement of expenses.

OTHER MATTERS

The Company's 1998 Annual Report was mailed to stockholders together with this proxy statement. The Company will furnish without charge a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1998, including financial statements and schedules to any stockholder who makes written request to:

Finance Department
Alaska Air Group, Inc.
P.O. Box 68947,
Seattle, Washington 98168.


Keith Loveless
Corporate Secretary
 and Associate General Counsel

April 1, 1999
Seattle, Washington

                      This page intentionally left blank.

                                                                        APPENDIX
--------------------------------------------------------------------------------

                            ALASKA AIR GROUP, INC.
                     1999 LONG-TERM INCENTIVE EQUITY PLAN

1.   Purpose

     The purpose of the Alaska Air Group, Inc. 1999 Long-Term Incentive Equity Plan (the "Plan") is to promote the long-term profitability of Alaska Air Group, Inc. (the "Company") and to enhance value for its stockholders by offering incentives and rewards to key employees and officers of the Company, to retain their services and to encourage them to acquire and maintain stock ownership in the Company.

2.   Term

     The Plan shall become effective upon its approval by the Company's stockholders and shall terminate at the close of business on the fifth anniversary of such approval date unless terminated earlier by the Board (as defined in Section 3). After termination of the Plan, no future awards may be granted, but previously granted awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

3.   Plan Administration

     The Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board") shall be responsible for administering the Plan. The members of the Committee shall be appointed by the Board and shall consist of two or more nonemployee members of the Board who are intended to qualify to administer the Plan as contemplated by (a) Rule 16b-3 under the Securities and Exchange Act of 1934 (the "Exchange Act") or any successor rules, and (b)
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which power shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. This power includes but is not limited to selecting award recipients, establishing all award terms and conditions and adopting modifications, amendments and procedures, as well as rules and regulations governing awards under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. In no event, however, shall the Committee have the power to cancel outstanding stock options or stock appreciation rights ("SARs") for the purpose of replacing or re-granting such options or SARs with a purchase price that is less than the purchase price of the original option or SAR. The interpretation and construction of any provision of the Plan or any option or right granted hereunder and all determinations by the Committee in each case shall be final, binding and conclusive with respect to all interested parties.

4.   Eligibility

     Any employee of the Company shall be eligible to receive awards under the Plan. "Employee" shall also include any former employee of the Company eligible to receive an assumed or replacement award as contemplated in Sections 5 and 8, and "Company" includes any entity that is directly or indirectly controlled by the Company, as determined by the Committee, except that with respect to incentive stock options ("ISOs") intended to comply with Section 422 of the Code, "Company" includes only any parent or subsidiary of the Company in accordance with Section 422 of the Code.

5.   Shares of Common Stock Subject to the Plan

     Subject to the provisions of Section 6 of the Plan, the aggregate number of shares of Common Stock ($1.00 par value) of the Company ("shares") which may be transferred to participants under the Plan shall be 1,200,000. The aggregate number of shares that may be issued under awards pursuant to Section 8(c) of the Plan shall not exceed 600,000 shares. No more than 120,000 shares may be issued pursuant to Section 8(c) of the Plan as stock awards subject to restrictions based solely on continuous employment of less than three (3) years. The aggregate number of shares that may be covered by awards granted to any single individual under the Plan shall not exceed

APPENDIX
--------------------------------------------------------------------------------

600,000 shares for any consecutive three-year period, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code. The aggregate number of shares that may be represented by ISOs shall not exceed 1,200,000.

     Shares subject to awards under the Plan which expire, terminate or are canceled prior to exercise or, in the case of awards granted under Section 8(c), do not vest shall thereafter be available for the granting of other awards. Shares otherwise issuable pursuant to an award which have been exchanged by a participant as full or partial payment to the Company in connection with any award under the Plan also shall thereafter be available for the granting of other awards. In instances where an SAR or other award is settled in cash, the shares covered by such award shall remain available for the granting of other awards. Likewise, the payment of cash dividends and dividend equivalents paid in cash in conjunction with outstanding awards shall not be counted against the shares available for issuance.

     Any shares issued under the Plan may consist in whole or in part of authorized and unissued shares or of treasury shares, and no fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlements of awards under the Plan.

6.   Adjustments and Reorganizations

     In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting shares or share price, the Committee shall make a proportionate adjustment with respect to: (a) the aggregate number of shares that may be issued under the Plan; (b) each outstanding award made under the Plan; and (c) the exercise price per share for any outstanding stock options, SARs or similar awards under the Plan.

7.   Fair Market Value

     Fair Market Value for all purposes under the Plan shall mean the closing price of a share of Common Stock as reported daily in The Wall Street Journal or similar readily available public source for the date in question. If no sales of shares were made on such date, the closing price of a share as reported for the preceding day on which a sale of shares occurred shall be used.

8.   Awards

     The Committee shall determine the type or types of award(s) to be made to each participant. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternative to, or as the payment form for grants or rights under any other compensation plan or individual contract or agreement of the Company including those of any acquired entity. The types of awards that may be granted under the Plan are:

          (a) Stock Options -- This is a grant of a right to purchase a specified number of shares during a specified period as determined by the Committee. The purchase price per share for each stock option shall be not less than 100% of Fair Market Value on the date of grant (except if a stock option is granted retroactively in tandem with or as a substitution for an SAR, the exercise price may be no lower than the exercise price per share for such tandem or replaced SAR). A stock option may be in the form of an ISO which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code. The exercise price for a stock option shall be paid in full by the optionee at the time of the exercise in cash or such other method permitted by the Committee, including (i) tendering (either actually or by attestation) shares, (ii) authorizing a third party to sell the shares (or a sufficient portion thereof) acquired upon exercise of a

                                                                        APPENDIX
--------------------------------------------------------------------------------

stock option and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the shares acquired through such exercise, or
(iii) any combination of the above.

          (b) SARs -- This is a right to receive a payment, in cash and/or shares, equal to the excess of the Fair Market Value of a specified number of shares on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted (except that if an SAR is granted retroactively in tandem with or in substitution for a stock option, the designated Fair Market Value shall be no lower than the exercise price per share for such tandem or replaced stock option).

          (c) Stock Awards -- This is an award made or denominated in shares or units equivalent in value to shares. All or part of any stock award may be subject to conditions and restrictions established by the Committee which may be based on continuous service with the Company or the achievement of performance goals related to profits, profit growth, profit-related return ratios, cash flow or shareholder returns, where such goals may be stated in absolute terms or relative to comparison companies.

9.   Dividends and Dividend Equivalents

     The Committee may provide that any awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents.

10.  Deferrals and Settlements

     Payment of awards may be in the form of cash, stock, other awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee also may require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the Plan. It also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in shares.

11.  Transferability and Exercisability

     Awards granted under the Plan shall not be transferable or assignable other than by will or the laws of descent and distribution, except to the extent permitted by the Committee, in its sole discretion, and, with respect to ISOs, by Section 422 of the Code. However, any award so transferred shall continue to be subject to all the terms and conditions contained in the instrument evidencing such award.

12.  Evidence of Awards

     Awards under the Plan shall be evidenced by instruments as approved by the Committee that set forth the terms, conditions and limitations for each award which may include the term of an award (except that in no event shall the term of any ISO exceed a period of ten years from the date of its grant), the provisions applicable in the event the participant's employment terminates, and the Committee's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any award.

13.  Acceleration and Settlement of Awards

     The Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Committee, to provide for the acceleration of vesting and for settlement, including cash payment, of an award granted under the Plan upon or immediately before such event is effective. However, the granting of awards under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize, or otherwise change its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any portion of its businesses or assets.

APPENDIX
--------------------------------------------------------------------------------

14.  Plan Amendment

     The Plan may be amended only by the Board as it deems necessary or appropriate to better achieve the purposes of the Plan, except that no such amendment shall be made without the approval of the Company's stockholders which would increase the number of shares available for issuance in accordance with Sections 5 and 6 of the Plan.

15.  Tax Withholding

     The Company shall have the right to deduct from any settlement of an award made under the Plan, including the delivery or vesting of shares, a sufficient amount to cover withholding of any federal, state or local taxes required by law, or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may, in its discretion and subject to such rules as it may adopt, permit participants to use shares to satisfy required tax withholding, and such shares shall be valued at the Fair Market Value as of the settlement date of the applicable award.

16.  Other Benefit and Compensation Programs

     Unless otherwise specifically determined by the Committee and not inconsistent with the terms of any benefit plan, severance program or severance pay law, settlements of awards received by participants under the Plan shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, severance program or severance pay law. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

17.  Unfunded Plan

     Unless otherwise determined by the Board, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of an award granted under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured general creditor of the Company.

18.  Use of Proceeds

     The cash proceeds received by the Company from the issuance of shares pursuant to awards under the Plan shall constitute general funds of the Company.

19.  Regulatory Approvals

     The implementation of the Plan, the granting of any award under the Plan, and the issuance of shares upon the exercise or settlement of any award shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the awards granted under it or the shares issued pursuant to it.

20.  Future Rights

     No person shall have any claim or rights to be granted an award under the Plan, and no participant shall have any rights under the Plan to be retained in the employ of the Company.

21.  Successors and Assigns

     The Plan shall be binding on all successors and assigns of a participant including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant's creditors.

                          [LOGO OF ALASKA AIR GROUP]

                         19300 PACIFIC HIGHWAY SOUTH

                           SEATTLE,WASHINGTON 98188

                       (206) 431-7040 www.alaskaair.com

                            Alaska Air Group, Inc.
          This Proxy is Solicited on Behalf of the Board of Directors
                   Annual Stockholders Meeting, May 18, 1999

I hereby appoint John F. Kelly and Keith Loveless as my proxies (with full power of substitution) and authorize them to represent and to vote at the above annual meeting all the shares of common stock of Alaska Air Group, Inc. that I would be entitled to vote if personally present. The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

THE PROXIES ARE AUTHORIZED TO VOTE AT THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Please read and sign the reverse side.)

Please mark votes as in this example.

When completed and signed, this proxy will be voted as you have directed. If no direction is made this proxy will be voted FOR Proposals 1, 2 and 3.

1.   Election of Directors
     Nominees:  Byron I. Mallott, Patricia Q. Stonesifer and Richard A. Wien

     FOR ALL NOMINEES
     WITHHELD FROM ALL NOMINEES
     FOR, except withhold my vote from the following nominee(s)
     ________________________________________

2.   Proposal to approve the 1999 Long-Term Incentive Equity Plan.

     FOR                 AGAINST                   ABSTAIN

3. Proposal to amend the Certificate of Incorporation to increase authorized common stock.

     FOR                 AGAINST                   ABSTAIN

MARK HERE IF YOUR ADDRESS HAS CHANGED AND NOTE IT AT LEFT

Please sign exactly as your name appears on this proxy. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

Signature:____________________________ Date ____________
Signature:____________________________ Date ____________